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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 27, 1998




                             LASER POWER CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         000-22625                                   95-3423358
     (Commission File No.)                (IRS Employer Identification No.)

                              12777 HIGH BLUFF ROAD
                           SAN DIEGO, CALIFORNIA 92130
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 755-0700




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 27, 1998, LPC Acquisition Subsidiary, Inc. ("LPC Sub"), a California corporation and a wholly owned subsidiary of Laser Power Corporation ("Laser Power"), was merged with and into EMI Acquisition Corp. ("EMI"), a California corporation, pursuant to an Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated December 23, 1997, as amended as of February 9, 1998, among Laser Power, LPC Sub, EMI and certain shareholders of EMI (the "EMI Shareholders"). Upon consummation of the merger of LPC Sub with EMI (the "Merger"), LPC Sub ceased to exist, and EMI, the surviving corporation, became a wholly owned subsidiary of Laser Power. The Merger is intended to be a tax-free reorganization for federal income tax purposes and is to be accounted for as a pooling of interests by Laser Power.

        Under the terms of the Plan of Reorganization, each share of EMI Common Stock, no par value ("EMI Common Stock"), outstanding immediately prior to the closing of the Merger converted into 1.8511 shares of Common Stock, $.001 par value, of Laser Power ("Laser Power Common Stock"). At the closing of the Merger, 2,021,150 shares of Laser Power Common Stock were issued, which represented approximately 24.3% of the shares of Laser Power Common Stock outstanding immediately after consummation of the Merger. Cash payments were made for fractional shares resulting from the conversion. Laser Power used its current cash resources to fund the payments for fractional shares. In addition, approximately 82,996 shares of Laser Power Common Stock may be issued in connection with the exercise of Laser Power stock options substituted for outstanding options to purchase EMI Common Stock.

        Dick Sharman, the former Chairman of the Board, President and Chief Executive Officer and a former shareholder of EMI, became a director of Laser Power following the Merger and received 391,805 shares of Laser Power Common Stock and $4.94 in lieu of fractional shares in the Merger; Robert N. Haro, the former Vice President and Chief Operating Officer, and a former shareholder of EMI, received 237,016 shares of Laser Power Common Stock and $5.13 in lieu of fractional shares in the Merger; and Robert P. Perkins, the former Chief Financial Officer and a former director and shareholder of EMI, became a director of Laser Power following the Merger and received 206,062 shares of Laser Power Common Stock and $4.43 in lieu of fractional shares in the Merger.

        Upon consummation of the Merger, Laser Power anticipates incurring a pre-tax charge of approximately $1.25 million to reflect direct transaction costs. This amount is a preliminary estimate and there can be no assurance that Laser Power will not incur additional charges to reflect costs associated with the Merger.

        EMI, doing business as Exotic Electro-Optics, manufactures infrared night vision optics used in commercial and military systems. EMI's proprietary optics technologies are also used in missile guidance and detection systems by the U.S. military.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        The following financial statements and audit report by McGladrey & Pullen LLP are incorporated by reference to pages F-20 through F-33 of Registrant's Registration Statement on Form S-4 (No. 333-43415), as amended (the "Registration Statement"):

            Report of Independent Auditors
            Consolidated  Balance Sheets as of December 31, 1995 and 1996 and
               September 30, 1997 (unaudited)
            Consolidated Statements of Operations for the Years Ended
               December 31, 1995 and 1996, for the Nine Months Ended September 30, 1997 and 1996 (unaudited)
            Consolidated Statements of changes in Shareholders' Equity for the Years Ended December 31, 1995 and 1996, for the Nine Months Ended September 30, 1997 (unaudited)
            Consolidated Statements of Cash Flows for the Years Ended
               December 31, 1995 and 1996 and for the Nine Months Ended September 30, 1996 and 1997 (unaudited)
            Notes to Consolidated Financial Statements

        (b) PRO FORMA FINANCIAL INFORMATION

        The following pro forma financial statements and notes thereto are incorporated by reference to pages 46-49 of the Registration Statement:

            Unaudited Pro Forma Combined Condensed Balance Sheets as of
                December 31, 1997
            Unaudited Pro Forma Combined Condensed Statements of
                Operations for the Years Ended August 31, 1995, 1996 and
                1997 and for the Three Months Ended December 31, 1996 and
                1997
            Notes to Unaudited Pro Forma Combined Condensed Financial Statements

        (c) EXHIBITS.

            2.1 Agreement and Plan of Reorganization dated December 23, 1997 as amended on February 9, 1998, among Laser Power Corporation, LPC Acquisition Subsidiary, Inc., EMI Acquisition Corp. and certain shareholders of EMI Acquisition Corp. *

            23.1 Consent of McGladrey & Pullen LLP, Independent Auditors.

            99.1 Press release, dated March 2, 1998.

         * Incorporated by reference to Appendix A to the Prospectus/Joint Proxy Statement included with the Registration Statement.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LASER POWER CORPORATION


Dated: March 13, 1998                    By: /s/ Glenn H. Sherman
                                            ------------------------------------
                                            Glenn H. Sherman
                                            Chief Executive Officer






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                                INDEX TO EXHIBITS

                                                                        PAGE NO.
                                                                        --------
2.1    Agreement and Plan of Reorganization dated December 23, 1997 as amended as of February 9, 1998 among Laser Power Corporation, LPC
       Acquisition Subsidiary, Inc., EMI Acquisition Corp. and certain
       Shareholders of EMI Acquisition Corp. *

23.1   Consent of McGladrey & Pullen LLP, Independent Auditors.

99.1   Press release, dated March 2, 1998.

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*  Incorporated by reference to Appendix A to the Prospectus/Joint
   Proxy Statement included with the Registration Statement.




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